Exhibit 99.1

Contact: Mark J. Grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Reports Net Income of $11.8 Million, or $0.60 Per Diluted Share, in Second Quarter;
Highlighted by Additional Client Acquisition, Increased Revenues and Further Improved Credit Quality

Walla Walla, WA - July 24, 2013 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income available to common shareholders of $11.8 million, or $0.60 per diluted share, in the second quarter of 2013, compared to $11.6 million, or $0.60 per diluted share in the preceding quarter and $23.4 million, or $1.27 per diluted share, in the second quarter a year ago.  For the six months ended June 30, 2013, Banner reported net income available to common shareholders of $23.3 million, or $1.20 per diluted share, compared to $30.6 million, or $1.69 per diluted share in 2012.  Banner's results for the quarter ended June 30, 2012 included a $31.8 million tax benefit as a result of the reversal of its deferred tax asset valuation allowance, which was partially offset by a net loss of $19.1 million for fair value adjustments.

“We are pleased with our second quarter and year-to-date performance and the continued successful execution of our strategies and priorities to deliver sustainable profitability to Banner,” said Mark J. Grescovich, President and Chief Executive Officer.  “Our strong client acquisition, increased revenues from core operations and further improvement in asset quality clearly demonstrate that our strategic plan and initiatives are working.  As a result, this marks the fifteenth consecutive quarter that Banner has achieved a year-over-year increase in revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding gain on the sale of securities, fair value and other-than-temporary impairment (OTTI) adjustments) when compared to the same period a year earlier.  This solid revenue generation is particularly rewarding in light of the persistently slow economic growth and exceptionally low interest rate environment.  Our financial metrics and solid market share gains provide strong evidence that our super community bank business model is effective.  The entire Banner team should take pride in the fact that their dedicated efforts and hard work are producing very positive results for our clients, our communities and our shareholders.”

Second Quarter 2013 Highlights (compared to second quarter 2012 except as noted)

•	Net income was $11.8 million, or $0.60 per diluted share.
•	Return on average assets was 1.11%.
•	Revenues from core operations* increased to $53.1 million, compared to $52.3 million for the second quarter a year ago.
•	Commercial and agricultural business loans increased 5% compared to the preceding quarter and 8% compared to a year ago.
•	Net interest margin was 4.20%, compared to 4.16% in the preceding quarter and 4.31% in the second quarter a year ago.
•	Deposit fees and other service charges increased 5% to $6.6 million.
•	Revenues from mortgage banking increased 31% to $3.6 million.
•	Non-performing assets decreased to $32.9 million, or 0.78% of total assets, at June 30, 2013, a 27% decrease compared to three months earlier and a 55% decrease compared to a year earlier.
•	Non-performing loans decreased to $26.1 million at June 30, 2013, a 22% decrease compared to three months earlier and a 45% decrease compared to a year earlier.
•	The ratio of tangible common equity to tangible assets increased to 12.22% at June 30, 2013.*
•	Banner declared a regular quarterly cash dividend of $0.12 per share.

*Earnings information excluding gain on sale of securities, fair value and other-than-temporary impairment (OTTI) adjustments (alternately referred to as other operating income from core operations or revenues from core operations) and the ratio of tangible common equity (which excludes other intangible assets and preferred stock) to tangible assets represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

BANR - Second Quarter 2013 Results
July 24, 2013

Income Statement Review

“The continued strength in our net interest margin reflects important reductions in deposit and other funding costs, as well as a significant reduction in the adverse effect of non-performing assets and favorable changes in the mix of our earning assets,” said Grescovich.  “However, the continuing impact of exceptionally low market interest rates is clearly evident in declining asset yields compared to the second quarter a year ago.”  Banner's net interest margin was 4.20% in the second quarter of 2013, compared to 4.16% in the preceding quarter and 4.31% in the second quarter a year ago.  For the first six months of 2013, the net interest margin was 4.18% compared to 4.23% for the first six months of 2012.

Deposit costs decreased by two basis points in the second quarter compared to the preceding quarter and 19 basis points compared to the second quarter a year ago.  Total funding costs for the second quarter of 2013 decreased three basis points compared to the preceding quarter and were also 19 basis points lower than the second quarter a year ago.  Asset yields increased one basis point compared to the preceding quarter and decreased 28 basis points from the second quarter a year ago.  Loan yields decreased by just one basis point compared to the preceding quarter but were 31 basis points lower than the second quarter a year ago.  Net collections on nonaccrual loans added two basis points to the margin in the second quarter of 2013, while nonaccrual loans reduced the margin by approximately four basis points in the preceding quarter and approximately eight basis points in the second quarter of 2012.

Second quarter net interest income, before the provision for loan losses, was $42.2 million, compared to $41.0 million in the preceding quarter and $42.7 million in the second quarter a year ago.  For the first six months of 2013, net interest income, before the provision for loan losses, was $83.2 million compared to $84.2 million for the same period in 2012.  Modest growth in average earning assets for the quarter and six-months ended June 30, 2013 generally offset the decreases in the respective net interest margins compared to the same periods a year earlier.

Increased home purchase transactions, as well as continuing homeowner refinance activity, contributed to revenues from mortgage banking activities, which increased to $3.6 million compared to $2.8 million in the preceding quarter and $2.7 million in the second quarter of 2012.  Banner's 2013 second quarter revenues from mortgage banking activities were augmented by $600,000 as a result of a partial reversal of a valuation allowance for previously recorded impairment charges related to its mortgage servicing rights.  In the first six months of 2013, revenues from mortgage banking operations was $6.4 million compared to $5.2 million in the first six months of 2012.

Deposit fees and other service charges were $6.6 million in the second quarter of 2013, compared to $6.3 million in both the preceding quarter and the second quarter a year ago.  In the first six months of the year, deposit fees increased 6% to $12.9 million compared to $12.2 million in the first six months of 2012.  The increases in deposit fees and service charges continue to reflect additional growth in customer accounts as a result of successful client acquisition initiatives.  Revenues from core operations* were $53.1 million in the second quarter compared to $50.9 million in the first quarter of 2013 and $52.3 million in the second quarter a year ago.  In the first six months of the year, Banner's revenues from core operations were $104.0 million compared to $102.7 million in the first six months of 2012.

Banner's second quarter 2013 results included a gain on the sale of securities of $12,000, as well as a $255,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value.  In the preceding quarter, Banner recorded a $1.0 million gain on the sale of securities and a net loss of $1.3 million for fair value adjustments.  During the second quarter of 2012, Banner reversed most of its deferred tax asset valuation allowance, reflecting Banner's return to profitability and its expectation of sustainable profitability in future periods.  This expectation also led to a significant adjustment of the fair value estimate during the second quarter of 2012 for the junior subordinated debentures issued by the Company.  The substantial changes to both of these significant accounting estimates were directly linked to Banner's improved performance and profitability.  As a result, in the second quarter of 2012 Banner recorded a net loss of $19.1 million for fair value adjustments and a $29,000 gain on securities sales.

Total other operating income, which includes the gain on sale of securities, OTTI recovery and changes in the valuation of financial instruments, was $10.6 million in the second quarter of 2013, compared to $10.0 million in the first quarter of 2013.  In the second quarter a year ago there was a total other operating loss of $9.5 million.  Year-to-date total other operating income was $20.6 million compared to $1.1 million in the first six months of 2012.  Other operating income from core operations* (total other operating income, excluding gain on the sale of securities, fair value and OTTI adjustments) was $10.9 million for the second quarter of 2013, compared to $9.9 million for the preceding quarter and $9.5 million for the second quarter a year ago.  In the first six months of 2013, other operating income from core operations* was $20.8 million compared to $18.5 million in the first six months of 2012.

“Operating expenses declined in the second quarter compared to the second quarter a year ago, primarily due to lower costs associated with loan collections and the real estate owned portfolio, as well as a decrease in FDIC deposit insurance charges,” said Grescovich.  Total other operating expenses (non-interest expenses) were $35.5 million in the second quarter of 2013, compared to $35.7 million in the second quarter of 2012. In the first quarter of 2013, total other operating expenses were $34.1 million.  For the

BANR - Second Quarter 2013 Results
July 24, 2013

first six months of 2013, total other operating expenses declined 5% to $69.6 million compared to $73.6 million in the first six months of 2012.  The decrease was largely a result of decreased costs related to real estate owned, professional services, and deposit insurance, which more than offset increases in compensation and other expenses.

For the second quarter ended June 30, 2013, Banner recorded $5.7 million in state and federal income tax expense for an effective tax rate of approximately 32.5%, which reflects normal marginal tax rates reduced by the impact of tax-exempt income and certain tax credits.  For the quarter ended June 30, 2012, Banner had a net benefit from income taxes as a result of the reversal of most of the valuation allowance for its deferred tax assets (DTA) at that date.  The balance of the DTA valuation allowance was eliminated during the final two quarters of 2012 which resulted in a substantially reduced provision for income taxes in the third and fourth quarters of 2012.

Credit Quality

“All of Banner's key credit quality metrics have improved significantly over the last year, including further progress during the second quarter of 2013, while our reserve levels have remained substantial, providing additional benefit in the current quarter's earnings,” said Grescovich.  As a result of substantial reserves already in place representing 2.34% of total loans outstanding, as well as declining net charge-offs, Banner did not record a provision for loan losses in either the first or second quarter of 2013.  This compares to a $4.0 million provision in the second quarter a year ago and $9.0 million for the first six months of 2012.  The allowance for loan losses at June 30, 2013 was $76.9 million, representing 294% of non-performing loans.  Non-performing loans decreased by 22% to $26.1 million at June 30, 2013, compared to $33.4 million three months earlier, and decreased 45% when compared to $47.4 million a year earlier.

Real estate owned and repossessed assets decreased 40% to $6.8 million at June 30, 2013, compared to $11.5 million three months earlier, and decreased 74% when compared to $25.8 million a year ago.  Net charge-offs in the second quarter of 2013 totaled $275,000, or 0.01% of average loans outstanding, compared to $363,000, or 0.01% of average loans outstanding in the first quarter of 2013 and $5.3 million, or 0.16% of average loans outstanding in the second quarter a year ago.

At June 30, 2013, Banner's non-performing assets were 0.78% of total assets, compared to 1.06% at March 31, 2013 and 1.73% a year ago.  Non-performing assets decreased 27% to $32.9 million at June 30, 2013, compared to $44.9 million at March 31, 2013 and decreased 55% compared to $73.2 million a year ago.

Balance Sheet Review

“Total loans outstanding increased during the second quarter,” said Grescovich, “although credit line utilizations remained low and businesses and consumers continued to maintain a cautious approach to spending and borrowing.  However, we are encouraged by the growth we achieved in targeted loan categories as well as the potential in our loan origination pipelines.  As a result, we remain optimistic about capturing additional market share going forward.  The increases in construction and development loan balances and significant velocity in that portion of the loan portfolio have had a very positive effect on our net interest margin in recent quarters.”

Net loans increased to $3.21 billion at June 30, 2013 compared to $3.16 billion at March 31, 2013, and $3.13 billion a year ago.  Commercial real estate and multifamily real estate loans totaled $1.23 billion at June 30, 2013 and March 31, 2013 compared to $1.22 billion a year ago.  Commercial and agricultural business loans were $873.8 million at June 30, 2013, a 5% increase from $829.7 million three months earlier and an increase of 8% compared to $811.8 million a year ago.  Total construction and development loans increased 7% during the quarter to $353.7 million at June 30, 2013 compared to $331.7 million at March 31, 2013, and increased 20% compared to $293.9 million a year earlier.

The aggregate total of securities and interest-bearing deposits declined to $696.1 million at June 30, 2013 compared to $729.2 million at March 31, 2013 and $729.3 million at June 30, 2012.  The change in the mix of interest-bearing deposits and securities holdings compared to a year ago reflects a modest extension of the expected duration of our securities holdings designed to increase the yield relative to federal funds and interest-bearing deposits.  The securities purchased in recent periods were primarily intermediate-term U.S. Government Agency notes and mortgage-backed securities and, to a lesser extent, intermediate-term taxable and tax-exempt municipal securities.  The average effective duration of Banner's securities portfolio was approximately 3.8 years at June 30, 2013.

Total deposits were $3.46 billion at June 30, 2013, compared to $3.52 billion three months earlier and $3.43 billion a year ago.  Following a normal seasonal pattern, non-interest-bearing account balances declined slightly to $958.7 million at June 30, 2013, compared to $962.2 million at March 31, 2013, but increased 19% compared to $804.6 million a year ago.  Interest-bearing transaction and savings accounts totaled $1.56 billion at June 30, 2013, compared to $1.58 billion at March 31, 2013 and $1.45 billion a year ago, while certificates of deposit further decreased to $944.1 million at June 30, 2013, compared to $982.9 million at March 31, 2013 and $1.17 billion a year earlier.  Non-certificate core deposits represented 73% of total deposits at the end of the second quarter, compared to 66% of total deposits a year earlier.

BANR - Second Quarter 2013 Results
July 24, 2013

“Our super community bank strategy that involves lowering our funding costs by reducing our reliance on high-priced certificates of deposit, adding new client relationships, and improving our core funding position is consistently producing positive results and enhancing our deposit franchise,” said Grescovich.  “As a result, Banner's cost of deposits declined another two basis points to 0.29% for the quarter ended June 30, 2013 compared to 0.31% for the quarter ended March 31, 2013, and declined 19 basis points from 0.48% for the quarter ended June 30, 2012.”

Total assets were $4.24 billion at June 30, 2013, the same as at March 31, 2013 and $4.22 billion a year ago.  At June 30, 2013, total common stockholders' equity was $520.3 million, or $26.66 per share.  Banner had 19.6 million shares of common stock outstanding at quarter end, compared to 18.8 million shares of common stock outstanding a year ago.  The number of shares increased primarily as a result of common stock issued through Banner's Dividend Reinvestment and Direct Stock Purchase and Sale Plan during July and August of 2012.  At June 30, 2013, tangible common stockholders' equity, which excludes other intangible assets, was $517.1 million, or 12.22% of tangible assets, compared to $512.3 million, or 12.10% of tangible assets, at March 31, 2013 and $460.3 million, or 10.92% of tangible assets, a year ago.  Banner's tangible book value per share increased to $26.49 at June 30, 2013, compared to $24.52 per share a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation's Tier 1 leverage capital to average assets ratio was 13.26% and its total capital to risk-weighted assets ratio was 16.99% at June 30, 2013.

Conference Call

Banner will host a conference call on Thursday, July 25, 2013, at 8:00 a.m. PDT, to discuss its second quarter results.  The conference call can be accessed live by telephone at (480) 629-9818 to participate in the call.  To listen to the call on-line, go to the Company's website at www.bannerbank.com.  A replay will be available for one week at (303) 590-3030, using access code 4626349.

About the Company

Banner Corporation is a $4.24 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company's financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or  implied by our forward-looking statements include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets and may result in our allowance for loan losses not being adequate to cover actual losses and require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, loan and deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or any of the Banks which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, or impose additional requirements and restrictions on us, any of which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules including changes related to Basel III; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations; our ability to attract and retain deposits; increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets and liabilities, which estimates may prove to be incorrect and result in significant changes in valuations; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards

BANR - Second Quarter 2013 Results
July 24, 2013

Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed in Banner Corporation's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for 2013 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

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BANR - Second Quarter 2013 Results
July 24, 2013

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012	Jun 30, 2013	Jun 30, 2012
INTEREST INCOME:
Loans receivable	$42,292	$41,489	$44,473	$83,781	$88,824
Mortgage-backed securities	1,394	1,172	995	2,566	1,922
Securities and cash equivalents	1,885	1,847	2,230	3,733	4,513
	45,571	44,508	47,698	90,080	95,259
INTEREST EXPENSE:
Deposits	2,490	2,719	4,035	5,210	8,483
Federal Home Loan Bank advances	40	24	64	64	127
Other borrowings	51	56	74	107	623
Junior subordinated debentures	742	741	802	1,482	1,814
	3,323	3,540	4,975	6,863	11,047
Net interest income before provision for loan losses	42,248	40,968	42,723	83,217	84,212
PROVISION FOR LOAN LOSSES	—	—	4,000	—	9,000
Net interest income	42,248	40,968	38,723	83,217	75,212
OTHER OPERATING INCOME:
Deposit fees and other service charges	6,628	6,301	6,283	12,928	12,152
Mortgage banking operations	3,574	2,838	2,736	6,412	5,211
Miscellaneous	664	790	514	1,455	1,093
	10,866	9,929	9,533	20,795	18,456
Gain on sale of securities	12	1,006	29	1,018	29
Other-than-temporary impairment recovery	—	409	—	409	—
Net change in valuation of financial instruments carried at fair value	(255)	(1,347)	(19,059)	(1,601)	(17,374)
Total other operating income	10,623	9,997	(9,497)	20,621	1,111
OTHER OPERATING EXPENSE:
Salary and employee benefits	21,224	20,729	19,390	41,953	38,900
Less capitalized loan origination costs	(3,070)	(2,871)	(2,747)	(5,941)	(4,997)
Occupancy and equipment	5,415	5,329	5,204	10,744	10,681
Information / computer data services	1,923	1,720	1,746	3,643	3,261
Payment and card processing services	2,449	2,305	2,116	4,753	4,006
Professional services	820	905	1,224	1,726	2,568
Advertising and marketing	1,798	1,499	1,650	3,297	3,716
Deposit insurance	617	645	816	1,263	2,179
State/municipal business and use taxes	538	464	565	1,003	1,133
Real estate operations	(195)	(251)	1,969	(446)	4,567
Amortization of core deposit intangibles	477	505	523	982	1,075
Miscellaneous	3,461	3,120	3,210	6,580	6,490
Total other operating expense	35,457	34,099	35,666	69,557	73,579
Income before provision for (benefit from) income taxes	17,414	16,866	(6,440)	34,281	2,744
PROVISION (BENEFIT) FOR INCOME TAXES	5,661	5,284	(31,830)	10,945	(31,830)
NET INCOME	11,753	11,582	25,390	23,336	34,574
PREFERRED STOCK DIVIDEND AND ADJUSTMENTS:
Preferred stock dividend	—	—	1,550	—	3,100
Preferred stock discount accretion	—	—	454	—	908
Gain on repurchase and retirement of preferred stock	—	—	—	—	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,753	$11,582	$23,386	$23,336	$30,566
Earnings per share available to common shareholders:
Basic	$0.61	$0.60	$1.27	$1.21	$1.69
Diluted	$0.60	$0.60	$1.27	$1.20	$1.69
Cumulative dividends declared per common share	$0.12	$0.12	$0.01	$0.24	$0.02
Weighted average common shares outstanding:
Basic	19,333,470	19,312,824	18,404,680	19,323,204	18,051,636
Diluted	19,397,171	19,367,213	18,444,276	19,385,389	18,085,801
Common shares issued via restricted stock grants, DRIP and stock purchases (net)	92,133	7,518	777,051	99,651	1,251,347

BANR - Second Quarter 2013 Results
July 24, 2013

FINANCIAL CONDITION
(in thousands except shares and per share data)	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012	Dec 31, 2012
ASSETS
Cash and due from banks	$54,368	$59,414	$56,640	$66,370
Federal funds and interest-bearing deposits	67,080	96,300	132,536	114,928
Securities - at fair value	65,524	67,761	77,368	71,232
Securities - available for sale	469,137	476,683	436,130	472,920
Securities - held to maturity	94,336	88,408	83,312	86,452
Federal Home Loan Bank stock	36,040	36,373	37,371	36,705
Loans receivable:
Held for sale	6,393	5,384	6,752	11,920
Held for portfolio	3,283,808	3,234,937	3,205,505	3,223,794
Allowance for loan losses	(76,853)	(77,128)	(80,221)	(77,491)
	3,213,348	3,163,193	3,132,036	3,158,223
Accrued interest receivable	14,648	15,235	14,656	13,930
Real estate owned held for sale, net	6,714	11,160	25,816	15,778
Property and equipment, net	87,896	88,414	90,228	89,117
Other intangibles, net	3,247	3,724	5,252	4,230
Bank-owned life insurance	60,894	60,425	59,800	59,891
Other assets	63,058	70,536	70,282	75,788
	$4,236,290	$4,237,626	$4,221,427	$4,265,564
LIABILITIES
Deposits:
Non-interest-bearing	$958,674	$962,156	$804,562	$981,240
Interest-bearing transaction and savings accounts	1,557,513	1,575,525	1,449,890	1,547,271
Interest-bearing certificates	944,137	982,903	1,171,297	1,029,293
	3,460,324	3,520,584	3,425,749	3,557,804
Advances from Federal Home Loan Bank at fair value	54,262	278	10,423	10,304
Customer repurchase agreements	90,779	88,446	90,030	76,633
Junior subordinated debentures at fair value	73,471	73,220	70,553	73,063
Accrued expenses and other liabilities	22,010	24,157	23,564	26,389
Deferred compensation	15,111	14,879	13,916	14,452
	3,715,957	3,721,564	3,634,235	3,758,645
STOCKHOLDERS' EQUITY
Preferred stock - Series A	—	—	121,610	—
Common stock	568,408	568,116	554,866	567,907
Retained earnings (accumulated deficit)	(42,440)	(51,851)	(89,266)	(61,102)
Other components of stockholders' equity	(5,635)	(203)	(18)	114
	520,333	516,062	587,192	506,919
	$4,236,290	$4,237,626	$4,221,427	$4,265,564
Common Shares Issued:
Shares outstanding at end of period	19,553,189	19,462,483	18,804,819	19,454,965
Less unearned ESOP shares at end of period	34,340	34,340	34,340	34,340
Shares outstanding at end of period excluding unearned ESOP shares	19,518,849	19,428,143	18,770,479	19,420,625
Common stockholders' equity per share (1)	$26.66	$26.56	$24.80	$26.10
Common stockholders' tangible equity per share (1) (2)	$26.49	$26.37	$24.52	$25.88
Common stockholders' tangible equity to tangible assets (2)	12.22%	12.10%	10.92%	11.80%
Consolidated Tier 1 leverage capital ratio	13.26%	13.28%	15.07%	12.74%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	Common stockholders' tangible equity excludes preferred stock and other intangibles. Tangible assets excludes other intangible assets. These ratios represent non-GAAP financial measures.

BANR - Second Quarter 2013 Results
July 24, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012	Dec 31, 2012
LOANS (including loans held for sale):
Commercial real estate:
Owner occupied	$500,812	$497,442	$477,621	$489,581
Investment properties	595,896	602,761	613,965	583,641
Multifamily real estate	137,027	134,290	130,319	137,504
Commercial construction	25,629	34,762	23,808	30,229
Multifamily construction	39,787	34,147	18,132	22,581
One- to four-family construction	191,003	171,876	157,301	160,815
Land and land development:
Residential	86,037	78,446	83,185	77,010
Commercial	11,228	12,477	11,451	13,982
Commercial business	639,840	619,478	600,046	618,049
Agricultural business including secured by farmland	233,967	210,225	211,705	230,031
One- to four-family real estate	552,698	566,730	607,489	581,670
Consumer:
Consumer secured by one- to four-family real estate	163,339	165,305	173,731	170,123
Consumer-other	112,938	112,382	103,504	120,498
Total loans outstanding	$3,290,201	$3,240,321	$3,212,257	$3,235,714
Restructured loans performing under their restructured terms	$51,732	$54,611	$58,010	$57,462
Loans 30 - 89 days past due and on accrual	$5,902	$6,984	$5,504	$11,685
Total delinquent loans (including loans on non-accrual)	$32,002	$40,390	$52,866	$45,300
Total delinquent loans / Total loans outstanding	0.97%	1.25%	1.65%	1.40%

GEOGRAPHIC CONCENTRATION OF LOANS AT
June 30, 2013	Washington	Oregon	Idaho	Other	Total
Commercial real estate:
Owner occupied	$381,289	$56,671	$56,678	$6,174	$500,812
Investment properties	463,804	82,395	46,497	3,200	595,896
Multifamily real estate	110,477	16,917	9,402	231	137,027
Commercial construction	17,184	3,686	589	4,170	25,629
Multifamily construction	13,868	25,919	—	—	39,787
One- to four-family construction	104,686	83,559	2,758	—	191,003
Land and land development:
Residential	57,834	26,750	1,453	—	86,037
Commercial	6,351	3,015	1,862	—	11,228
Commercial business	406,876	76,532	61,731	94,701	639,840
Agricultural business including secured by farmland	116,785	51,205	65,977	—	233,967
One- to four-family real estate	349,302	177,641	23,727	2,028	552,698
Consumer:
Consumer secured by one- to four-family real estate	108,818	41,718	12,157	646	163,339
Consumer-other	76,106	31,482	5,335	15	112,938
Total loans outstanding	$2,213,380	$677,490	$288,166	$111,165	$3,290,201
Percent of total loans	67.3%	20.6%	8.7%	3.4%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
June 30, 2013	Washington	Oregon	Idaho	Other	Total
Residential:
Acquisition & development	$16,447	$9,987	$1,258	—	$27,692
Improved lots	32,960	16,313	195	—	49,468
Unimproved land	8,427	450	—	—	8,877
Total residential land and development	$57,834	$26,750	$1,453	—	$86,037
Commercial & industrial:
Acquisition & development	$—	—	$481	—	$481
Improved land	3,549	135	529	—	4,213
Unimproved land	2,802	2,880	852	—	6,534
Total commercial land and development	$6,351	$3,015	$1,862	—	$11,228

BANR - Second Quarter 2013 Results
July 24, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Six Months Ended
CHANGE IN THE	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012	Jun 30, 2013	Jun 30, 2012
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$77,128	$77,491	$81,544	$77,491	$82,912
Provision	—	—	4,000	—	9,000
Recoveries of loans previously charged off:
Commercial real estate	378	1,586	18	1,964	632
Multifamily real estate	—	—	—	—	—
Construction and land	337	101	1,050	438	1,420
One- to four-family real estate	3	116	374	119	379
Commercial business	666	386	639	1,052	875
Agricultural business, including secured by farmland	310	37	15	347	15
Consumer	117	102	195	219	331
	1,811	2,328	2,291	4,139	3,652
Loans charged off:
Commercial real estate	(418)	(348)	(1,259)	(766)	(2,582)
Multifamily real estate	—	—	—	—	—
Construction and land	(419)	(435)	(1,703)	(854)	(4,627)
One- to four-family real estate	(402)	(651)	(1,906)	(1,053)	(2,872)
Commercial business	(398)	(929)	(2,297)	(1,327)	(3,704)
Agricultural business, including secured by farmland	—	—	—	—	(275)
Consumer	(449)	(328)	(449)	(777)	(1,283)
	(2,086)	(2,691)	(7,614)	(4,777)	(15,343)
Net charge-offs	(275)	(363)	(5,323)	(638)	(11,691)
Balance, end of period	$76,853	$77,128	$80,221	$76,853	$80,221
Net charge-offs / Average loans outstanding	0.01%	0.01%	0.16%	0.02%	0.36%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	June 30, 2013	Mar 31, 2013	Jun 30, 2012	Dec 31, 2012
Specific or allocated loss allowance:
Commercial real estate	$14,898	$14,776	$16,834	$15,322
Multifamily real estate	4,973	5,075	5,108	4,506
Construction and land	16,625	15,214	16,974	14,991
One- to four-family real estate	14,974	15,930	14,213	16,475
Commercial business	10,806	10,011	12,352	9,957
Agricultural business, including secured by farmland	3,805	2,282	1,294	2,295
Consumer	1,011	1,238	1,365	1,348
Total allocated	67,092	64,526	68,140	64,894
Estimated allowance for undisbursed commitments	665	631	639	758
Unallocated	9,096	11,971	11,442	11,839
Total allowance for loan losses	$76,853	$77,128	$80,221	$77,491
Allowance for loan losses / Total loans outstanding	2.34%	2.38%	2.50%	2.39%
Allowance for loan losses / Non-performing loans	294%	231%	169%	225%

BANR - Second Quarter 2013 Results
July 24, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012	Dec 31, 2012
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$4,810	$6,726	$7,580	$6,579
Multifamily	335	339	—	—
Construction and land	2,775	3,729	8,939	3,673
One- to four-family	11,465	12,875	16,170	12,964
Commercial business	2,819	4,370	8,600	4,750
Agricultural business, including secured by farmland	—	—	1,010	—
Consumer	1,938	3,078	2,882	3,395
	24,142	31,117	45,181	31,361
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	—	—	—	—
Multifamily	—	—	—	—
Construction and land	—	—	—	—
One- to four-family	1,897	2,243	2,142	2,877
Commercial business	4	—	—	—
Agricultural business, including secured by farmland	—	—	—	—
Consumer	58	46	39	152
	1,959	2,289	2,181	3,029
Total non-performing loans	26,101	33,406	47,362	34,390
Real estate owned (REO) and repossessed assets	6,832	11,458	25,830	15,853
Total non-performing assets	$32,933	$44,864	$73,192	$50,243
Total non-performing assets / Total assets	0.78%	1.06%	1.73%	1.18%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
June 30, 2013	Washington	Oregon	Idaho	Total
Secured by real estate:
Commercial	$4,759	$—	$51	$4,810
Multifamily	—	—	335	335
Construction and land:
One- to four-family construction	1,049	349	366	1,764
Residential land acquisition & development	—	876	—	876
Residential land improved lots	—	22	—	22
Residential land unimproved	113	—	—	113
Commercial land improved	—	—	—	—
Commercial land unimproved	—	—	—	—
Total construction and land	1,162	1,247	366	2,775
One- to four-family	9,003	2,353	2,006	13,362
Commercial business	2,756	67	—	2,823
Agricultural business, including secured by farmland	—	—	—	—
Consumer	1,454	390	152	1,996
Total non-performing loans	19,134	4,057	2,910	26,101
Real estate owned (REO) and repossessed assets	2,659	3,904	269	6,832
Total non-performing assets at end of the period	$21,793	$7,961	$3,179	$32,933

BANR - Second Quarter 2013 Results
July 24, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Six Months Ended
REAL ESTATE OWNED	Jun 30, 2013	Jun 30, 2012	Jun 30, 2013	Jun 30, 2012
Balance, beginning of period	$11,160	$27,723	$15,778	$42,965
Additions from loan foreclosures	418	6,885	1,504	8,486
Additions from capitalized costs	—	7	47	134
Proceeds from dispositions of REO	(5,305)	(7,798)	(11,788)	(23,239)
Gain on sale of REO	667	567	1,472	667
Valuation adjustments in the period	(226)	(1,568)	(299)	(3,197)
Balance, end of period	$6,714	$25,816	$6,714	$25,816

REAL ESTATE OWNED- BY TYPE AND STATE
June 30, 2013	Washington	Oregon	Idaho	Total
Commercial real estate	$—	$—	$199	$199
One- to four-family construction	—	—	—	—
Land development- commercial	—	—	—	—
Land development- residential	1,339	2,979	70	4,388
Agricultural land	—	—	—	—
One- to four-family real estate	1,203	924	—	2,127
Total	$2,542	$3,903	$269	$6,714

BANR - Second Quarter 2013 Results
July 24, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012	Dec 31, 2012
DEPOSIT COMPOSITION
Non-interest-bearing	$958,674	$962,156	$804,562	$981,240
Interest-bearing checking	399,302	400,598	379,742	410,316
Regular savings accounts	751,475	759,866	664,736	727,957
Money market accounts	406,736	415,061	405,412	408,998
Interest-bearing transaction & savings accounts	1,557,513	1,575,525	1,449,890	1,547,271
Interest-bearing certificates	944,137	982,903	1,171,297	1,029,293
Total deposits	$3,460,324	$3,520,584	$3,425,749	$3,557,804

INCLUDED IN TOTAL DEPOSITS
Public transaction accounts	$78,589	$73,273	$73,507	$79,955
Public interest-bearing certificates	51,759	53,552	62,743	60,518
Total public deposits	$130,348	$126,825	$136,250	$140,473
Total brokered deposits	$7,152	$15,709	$23,521	$15,702

OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$90,779	$88,446	$90,030	$76,633

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
June 30, 2013	Washington	Oregon	Idaho	Total
	$2,616,808	$604,341	$239,175	$3,460,324

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
June 30, 2013	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$603,187	16.99%	$283,951	8.00%
Tier 1 capital to risk-weighted assets	558,418	15.73%	141,975	4.00%
Tier 1 leverage capital to average assets	558,418	13.26%	168,509	4.00%

Banner Bank:
Total capital to risk-weighted assets	539,948	16.02%	337,121	10.00%
Tier 1 capital to risk-weighted assets	497,415	14.75%	202,272	6.00%
Tier 1 leverage capital to average assets	497,415	12.46%	199,676	5.00%

Islanders Bank:
Total capital to risk-weighted assets	33,913	18.52%	18,315	10.00%
Tier 1 capital to risk-weighted assets	31,616	17.26%	10,989	6.00%
Tier 1 leverage capital to average assets	31,616	13.88%	11,392	5.00%

BANR - Second Quarter 2013 Results
July 24, 2013

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Six Months Ended
OPERATING PERFORMANCE	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012	Jun 30, 2013	Jun 30, 2012
Average loans	$3,250,808	$3,215,228	$3,232,204	$3,233,116	$3,241,485
Average securities	718,948	673,298	636,097	696,249	648,368
Average interest earning cash	68,130	107,950	122,846	87,930	117,191
Average non-interest-earning assets	212,661	219,211	174,566	215,006	179,613
Total average assets	$4,250,547	$4,215,687	$4,165,713	$4,232,301	$4,186,657
Average deposits	$3,489,625	$3,501,972	$3,410,249	$3,495,764	$3,415,661
Average borrowings	249,692	210,462	230,517	230,185	255,478
Average non-interest-bearing other liabilities (1)	(12,390)	(11,558)	(37,694)	(12,888)	(37,196)
Total average liabilities	3,726,927	3,700,876	3,603,072	3,713,061	3,633,943
Total average stockholders' equity	523,620	514,811	562,641	519,240	552,714
Total average liabilities and equity	$4,250,547	$4,215,687	$4,165,713	$4,232,301	$4,186,657
Interest rate yield on loans	5.22%	5.23%	5.53%	5.23%	5.51%
Interest rate yield on securities	1.80%	1.78%	1.99%	1.79%	1.95%
Interest rate yield on cash	0.27%	0.25%	0.25%	0.26%	0.24%
Interest rate yield on interest-earning assets	4.53%	4.52%	4.81%	4.52%	4.78%
Interest rate expense on deposits	0.29%	0.31%	0.48%	0.30%	0.50%
Interest rate expense on borrowings	1.34%	1.58%	1.64%	1.45%	2.02%
Interest rate expense on interest-bearing liabilities	0.36%	0.39%	0.55%	0.37%	0.61%
Interest rate spread	4.17%	4.13%	4.26%	4.15%	4.17%
Net interest margin	4.20%	4.16%	4.31%	4.18%	4.23%
Other operating income / Average assets	1.00%	0.96%	(0.92)%	0.98%	0.05%
Other operating income EXCLUDING fair value
adjustments / Average assets (2)	1.03%	1.05%	0.92%	1.04%	0.89%
Other operating expense / Average assets	3.35%	3.28%	3.44%	3.31%	3.53%
Efficiency ratio (other operating expense / revenue)	67.06%	66.91%	107.34%	66.99%	86.24%
Efficiency ratio EXCLUDING fair value adjustments(2)	66.74%	65.70%	68.21%	66.23%	71.65%
Return on average assets	1.11%	1.11%	2.45%	1.11%	1.66%
Return on average equity	9.00%	9.12%	18.15%	9.06%	12.58%
Return on average tangible equity (3)	9.06%	9.20%	18.33%	9.13%	12.71%
Average equity / Average assets	12.32%	12.21%	13.51%	12.27%	13.20%

(1)	Average non-interest-bearing liabilities include fair value adjustments related to FHLB advances and Junior Subordinated Debentures.
(2)	Earnings information excluding fair value adjustments (alternately referred to as other operating income from core operations or revenues from core operations) represent non-GAAP financial measures.
(3)	Average tangible equity excludes other intangibles and represents a non-GAAP financial measure.